POWER OF ATTORNEY

I, the undersigned trustee of the Lincoln Advisors Trust (“Trust”), hereby severally constitute and appoint Kevin J. Adamson, William P. Flory, Jr., Cynthia A. Rose, Jill R. Whitelaw, Esq., Lisa Matson, Esq., and Samuel K. Goldstein, Esq., as my true and lawful attorneys-in-fact and agents with full power in each of them of substitution and resubstitution in my name, place and stead, to sign any and all Registration Statements of the Trust and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, under the Investment Company Act of 1940 (File No. 811-08090) and the Securities Exchange Act of 1933 (File No. 33-70742), on behalf of the Trust, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent or his or her substitutes may lawfully do or cause to be done by virtue hereof. This Power of Attorney was signed by me to be effective January 15, 2014.

SIGNATURE	TITLE

/s/ Pamela L. Salaway	Trustee
Pamela L. Salaway

STATE OF Illinois

SS:

COUNTY OF DuPage

On this 9th day of January 2014, before me, a Notary Public, in and for said county and state, personally appeared Pamela L. Salaway known to me to be the person whose name is subscribed to the within instrument, and acknowledged to me that she executed the same.

/s/ Michael A. Carbone	, Notary Public
Resident of DuPage County
My Commission Expires: June 13, 2017

POWER OF ATTORNEY

I, the undersigned trustee of the Lincoln Advisors Trust (“Trust”), hereby severally constitute and appoint Kevin J. Adamson, William P. Flory, Jr., Cynthia A. Rose, Jill R. Whitelaw, Esq., Lisa Matson, Esq., and Samuel K. Goldstein, Esq., as my true and lawful attorneys-in-fact and agents with full power in each of them of substitution and resubstitution in my name, place and stead, to sign any and all Registration Statements of the Trust and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, under the Investment Company Act of 1940 (File No. 811-08090) and the Securities Exchange Act of 1933 (File No. 33-70742), on behalf of the Trust, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent or his or her substitutes may lawfully do or cause to be done by virtue hereof. This Power of Attorney was signed by me to be effective January 15, 2014.

SIGNATURE	TITLE

/s/ Thomas A. Leonard	Trustee
Thomas A. Leonard

STATE OF Florida

 SS:

COUNTY OF Lee

On this 17th day of January 2014, before me, a Notary Public, in and for said county and state, personally appeared Thomas A. Leonard known to me to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the same.

/s/ Mary M. Sidwell , Notary Public
Resident of Lee County
My Commission Expires: October 26, 2016